Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Appendix B – Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated November 1, 2026, and each included in this Post-Effective Amendment No. 126 to the Registration Statement (Form N-1A, File No. 333-201935) of Principal Exchange-Traded Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated August 21, 2026, with respect to the financial statements and financial highlights of Principal Exchange-Traded Funds (comprising Principal Active High Yield ETF, Principal Capital Appreciation Select ETF, Principal CLO ETF, Principal Focused Blue Chip ETF, Principal Inflation Protection ETF, Principal International Equity ETF, Principal Investment Grade Corporate ETF (formerly the Principal Investment Grade Corporate Active ETF), Principal Long Duration ETF, Principal Quality ETF, Principal Real Estate Active Opportunities ETF, Principal Securitized Debt ETF, Principal Spectrum Preferred and Income ETF (formerly the Principal Spectrum Tax-Advantaged Dividend Active ETF), Principal Spectrum Preferred Securities Active ETF, Principal U.S. Mega-Cap ETF, Principal U.S. Small-Cap ETF, and Principal Value ETF) included in the Annual Report to Shareholders (Form N-CSR) for the year ended June 30, 2026, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
October 27, 2026